Exhibit 10.17

Board Member Agreement

This Agreement (this “Agreement”), dated as of the 29th day of _August_ 2025, is between, Thomas Kündig, an individual having a residence at Alpenstrasse 23, 8803 Rüschlikon, Kanton of Zürich, Switzerland, (the “Board Director”), and XBiotech Inc., a Canadian corporation with a place of business at 300-1055 West Hastings Street, Vancouver BC V6E 2E9 Canada (the “Company”).

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the Board Director with the Company;

NOW, THEREFORE, the parties agree as follows:

1.

Effective Date. This Agreement shall be effective as of the date (the “Effective Date”) upon which the Board Director becomes a duly elected or appointed member of the Board of Directors of the Company (the “Board”).

2.

Term. This Agreement shall commence on the Effective Date and shall remain in effect until such time as the Board Director resigns, is removed, dies or otherwise ceases to be a member of the Board (the “Term”).

3.	Position. During the Term, the Board Director shall act as a member of the Board (a “Board Member”) to the Company.

4.

Duties and Reporting Relationship. During the Term, the Board Director shall be generally available for mutually agreed times during business hours. The Board Director agrees that he shall represent the Company as a Board Member. Such representations may be made by the Company in SEC filings, during Presentations, Business Plans, on the Company Website, or any other place deemed fit by the Company. The Company may request that you participate in discussions, as suitable to your schedule and availability, with third parties from time to time. The Board Director may be asked to serve as a member and/or as chair of one or more committees of the Board.

5.

Compensation: Subject to Board of Directors or Compensation Committee approval during each year of service, Board Director shall receive an annual cash retainer of $70,000, with additional annual retainers of $30,000 for service as a Committee Chair and $20,000 for service as a Committee Member. The Board Director shall serve as Chair of Compensation Committee and as Member of Nominating & Governance Committee and shall receive a total annual retainer of $120,000, prorated based on the Board Director’s period of service during the fiscal year and subject to adjustment from time to time by the Compensation Committee. In addition, Board Director will be granted non-qualified stock options under the Company’s 2025 Equity Incentive Plan (the “Plan”) to purchase 79,115 shares of the Company’s common stock, representing a prorated portion of the annual grant for the year 2025. During Board Director’s service as a Board Member in years following 2025, subject to Board of Directors or Compensation Committee approval during each year of service, the Board Director will be granted 40,000 options annually, with additional 16,000 for service as a Committee Chair and 11,000 for service as a Committee Member on or about the date of the Company’s annual stockholders meeting. All granted options will be exercisable at a price equal to the closing price of the Company’s common stock, as reported by NASDAQ, on the date of grant, and vest in 12 months following the date of grant, subject to continued service as a Board Member (the “Options”). The Options shall expire ten years from the date of grant, unless terminated earlier in accordance with the Plan or the Board Director’s stock option agreement. In accordance with the Plan, the Options will remain exercisable for 90 days after the date of the Board Director’s termination without cause or resignation. The Board Director’s compensation for service as a Committee Chair, Committee Member, or Board Director (collectively, “Board Service”), including but not limited to time spent preparing for or attending Board or Committee meetings, shall be limited to the annual retainer payments and equity grants set forth in the prior sentences of Paragraph 5. Notwithstanding the foregoing, nothing herein shall limit the Board of Directors or Compensation Committee from approving additional compensation for Board Director if the Board of Directors or Compensation Committee determines that such additional compensation is warranted.

6.

Business Expense. The Board Director shall be reimbursed for all ordinary and necessary business expenses incurred by the Board Director in connection with his agreement upon timely submission to the Company of receipts and other documentation as required by the Internal Revenue Code of 1986, as amended, and in conformance with the Company’s normal expense reimbursement policies and procedures. Board Director shall be entitled to reimbursement at first class commercial airline rate for transcontinental travel.

7.

Indemnification and Insurance. Exhibit A hereto, which is hereby incorporated herein as if set forth herein, sets forth certain agreements of the parties hereto in respect of indemnification and insurance.

8.

Termination of the Agreement. The Board Director or the Company may terminate this agreement at any time for any reason. The Agreement hereunder shall automatically terminate upon the death of the Board Director. Any purported termination of the Board Director’s agreement by the Company or by the Board Director shall be communicated by written notice of termination to the other party hereto.

9.

Insider Trading Compliance. The Board Director acknowledges receipt of, and has reviewed, the Company’s Insider Trading Policy, and covenants to comply fully with the terms thereof. The Board Director shall not, directly or indirectly, purchase, sell, or otherwise trade in any securities of the Company while in possession of material nonpublic information, during any trading blackout period, or in contravention of any pre-clearance or other procedures established under such Policy. Any trades executed pursuant to a Rule 10b5-1 trading plan shall be in strict accordance with the requirements of the Policy. The Board Director shall consult with the Company’s Compliance Officer with respect to any questions concerning material nonpublic information, pre-clearance, or the permissibility of any proposed transaction, and shall promptly report any known or suspected violations of the Policy or applicable securities laws.

10.	Representation and Warranties.

a.	The Company represents and warrants that this Agreement has been authorized by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

b.	The Board Director represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties under this Agreement.

11.

Confidentiality. The Board Director agrees to be subject to the Company’s reasonable policies concerning Confidentiality and Non-Disclosure as in effect from time to time. The Company agrees that nothing herein or therein shall prevent the Board Director from rendering services in any capacity to any other person or business from time to time, subject to the compliance with any confidentiality and non-disclosure obligations, to the Board Director’s obligations as a fiduciary of the Company and to applicable law.

12.

Fiduciary Duties. The Board Director acknowledges and agrees that, in serving as a Board Member, the Board Director owes fiduciary duties of loyalty and care to the Company and its stockholders under applicable law. The Board Director shall discharge such duties in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that the Board Director reasonably believes to be in the best interests of the Company and its stockholders. The Board Director shall avoid self-dealing, conflicts of interest, or other actions that would violate such fiduciary duties and shall promptly disclose to the Board any actual or potential conflicts of interest of which the Board Director becomes aware.

13.	Successors; Binding Agreement.

a.	This Agreement shall not be assignable by the Board Director.

b.

This Agreement is a personal contract and the rights and interests of the Board Director hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Board Director and his personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Board Director should die while any amount would still be payable to him hereunder had the Board Director continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

c.

The obligations of the Company hereunder may not be assigned by the Company without the prior written consent of the Board Director. This Agreement shall be binding upon and be enforceable against the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns and against the Board Director’s personal and legal representatives.

14.

Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and on the Effective Date shall supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect hereto. The Board Director represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

15.

Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Board and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

16.

Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy (including e-mail transmission) or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To the Board Director at:	Thomas Kündig
Alpenstrasse 23, 8803 Rüschlikon,
Kanton of Zürich,
Switzerland

To the Company at:	Attention: Sushma Shivaswamy,
Interim CEO
XBiotech, Inc.
5217 Winnebago Ln
Austin, TX 78744

Any Notice delivered personally or by courier under this Section 17 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage paid, return receipt requested, shall be deemed given on the date telecopied or mailed.

17.

Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

18.

Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

19.

Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of the laws principles. Each of the parties to this Agreement agrees that the courts of the States of Delaware and New York shall have exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Agreement.

20.

Headings. All descriptive headings of the sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph

21.

Taxes. The parties agree to cooperate in respect of tax withholding and reporting consequences of the arrangements described herein. The parties acknowledge that there is no U.S. federal tax withholding requirement applicable under current law to the compensation described herein. The Company agrees to facilitate, to the extent reasonably practical, the performance of the Board Director’s services in a manner that minimizes the Board Director’s U.S. tax obligations.

22.

Counterparts. This agreement may be executed and delivered, including by facsimile transmission or by electronic transmission in Adobe portable document format (or a "PDF file"), in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

______________________________
THOMAS KUENDIG

XBIOTECH INC.

By:__________________________
SUSHMA SHIVASWAMY
Interim CEO

EXHIBIT A

1.	Definitions. As used in this Exhibit:

a.    “Disinterested Director” with respect to any request by the Board Director for indemnification or advancement of expenses hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding (as defined below) in respect of which indemnification or advancement is being sought by the Board Director.

b.    The term “Expenses” shall mean any expense, liability or loss, including, without limitation, damages, judgments, fines, penalties, settlements (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, liabilities, losses, taxes, any expense paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding, and any taxes, interests, assessments or other charges imposed as a result of the actual or deemed receipt of any payment under this Exhibit.

c.    The term “Independent Legal Counsel” shall mean any firm of attorneys that is reasonably selected by the Board, so long as such firm is not presently representing and has not in the preceding five (5) years represented the Company, the Company’s subsidiaries or affiliates, the Board Director, any entity controlled by the Board Director, or any party adverse to the Company in any matter material to any such party (other than with respect to matters concerning the Board Director under this Exhibit, or of other Board Directors under similar indemnification Exhibits). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Board Director in an action to determine the Board Director’s right to indemnification or advancement of expenses under this Exhibit, the Company’s Articles of Association (the “Articles”), applicable law or otherwise.

d.    The term “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other proceeding (including, without limitation, an appeal therefrom), formal or informal, whether brought in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether by, in or involving a court or an administrative, other governmental or private entity or body (including, without limitation, an investigation by the Company or its Board), in which the Board Director was, is or will be involved as a party or otherwise, by reason of (i) the fact that the Board Director is or was a director (or a director appointee) of the Company, or is or was serving at the request of the Company as an agent of another enterprise, (ii) any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement, which the Board Director commits or suffers while acting in any such capacity, or (iii) the Board Director attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Exhibit, the Articles, applicable law or otherwise, in each case whether or not the Board Director is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Exhibit.

e.    The phrase “serving at the request of the Company as an agent of another enterprise” or any similar terminology shall mean, unless the context otherwise requires, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic. The phrase “serving at the request of the Company” shall include, without limitation, any service as a director or an executive officer of the Company which imposes duties on, or involves services by, such director or executive officer with respect to the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans, such plan’s participants or beneficiaries or any other enterprise, foreign or domestic. In the event that the Board Director shall be a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic, 50% or more of the ordinary shares, combined voting power or total equity interest of which is owned by the Company or any subsidiary or affiliate thereof, then it shall be presumed conclusively that the Board Director is so acting at the request of the Company.

2.    Indemnification. Subject to Section 6 below, the Company hereby agrees to hold harmless and indemnify the Board Director to the fullest extent permitted by law. In furtherance of the foregoing indemnification and without limiting the generality thereof:

a.    In General. The Company shall indemnify the Board Director if the Board Director is a party to or threatened to be made a party to or is otherwise involved in any Proceeding against all Expenses which are actually and reasonably incurred by the Board Director in connection with such a Proceeding, if the Board Director acted in good faith and in a manner the Board Director reasonably believed to be in, or not opposed to, the best interests of the Company.

b.    Indemnification for Expenses of Witness. Notwithstanding any other provision of this Exhibit, to the extent that the Board Director has prepared to serve or has served as a witness or is made to respond to discovery requests in any Proceeding to which the Board Director is not a party, the Board Director shall be indemnified against all Expenses actually and reasonably incurred by the Board Director in connection therewith.

c.    Partial Indemnification. If Board Director is entitled under any provision of this Exhibit to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceedings, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Board Director for the portion of such Expenses to which Board Director is entitled.

3.    Contribution. If the indemnification provided in Section 2 above is unavailable to Board Director for any reason (other than those set forth in Section 6 below) in connection with a Proceeding in which the Company is jointly liable with Board Director (or would be if joined in such Proceeding), the Company, in lieu of indemnifying Board Director thereunder, shall contribute to the amount of Expenses which are actually and reasonably incurred and paid or payable by the Board Director in such proportion as is deemed fair and reasonable by the person or persons presiding over the Proceeding in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Board Director and/or (ii) the relative fault of the Company and such Board Director in connection with the transaction or events from which such Proceeding arose. The relative fault of the Company and the Board Director shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses.

4.    Advancement of Expenses. The Expenses incurred by the Board Director in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Board Director to the fullest extent permitted by applicable law; provided, however, that the Board Director shall set forth in such request reasonable evidence that such Expenses have been incurred by the Board Director in connection with such Proceeding and hereby undertakes to repay any advances if it is ultimately determined as provided in subsection 5(b) of this Exhibit that the Board Director is not entitled to indemnification under this Exhibit, the Articles, applicable law or otherwise.

5.   Indemnification Procedure; Determination of Right to Indemnification.

a.    Promptly after receipt by the Board Director of notice of the commencement of any Proceeding, the Board Director shall, if a claim for indemnification in respect thereof is to be made against the Company under this Exhibit, notify the Company of the commencement thereof in a written request, including therein or therewith such documentation and information as is reasonably available to Board Director and is reasonably necessary to determine whether and to what extent Board Director is entitled to indemnification. The omission to so notify the Company will not relieve the Company from any liability which the Company may have to the Board Director under this Exhibit unless the Company shall have lost significant substantive or procedural rights with respect to the defense of any Proceeding as a result of such omission to so notify.

b.    The Board Director shall be conclusively presumed to be entitled to indemnification under this Exhibit unless a determination is made that the Board Director is not entitled to indemnification under this Exhibit, the Articles, applicable law or otherwise by (i) a majority vote of the Board of a quorum consisting of Disinterested Directors or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by Independent Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to the Board Director. The Board Director agrees that the delivery of such opinion to the Board Director does not constitute a waiver of any privilege or doctrine, including the attorney-client privilege and the work product doctrine, with respect to any other communication between the Independent Legal Counsel and its client or clients.

c.    If (i) a determination is made that the Board Director is not entitled to indemnification under this Exhibit or (ii) a claim for indemnification or advancement of Expenses under this Exhibit is not paid by the Company within thirty (30) days after receipt by the Company of written notice thereof, the Board Director is entitled to an adjudication in any court of competent jurisdiction. Such judicial proceeding shall be made de novo. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Board Director has met the applicable standard of conduct, if any, nor an actual determination by the directors of the Company or Independent Legal Counsel that the Board Director has not met the applicable standard of conduct shall be a defense to an action by the Board Director or create a presumption for the purpose of such an action that the Board Director has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) create a presumption that the Board Director did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company and/or its shareholders, and, with respect to any criminal Proceeding, that the Board Director had reasonable cause to believe that his conduct was unlawful or (ii) otherwise adversely affect the rights of the Board Director to indemnification or advancement of Expenses under this Exhibit, except as may be provided herein.

d.    If a court of competent jurisdiction shall determine that the Board Director is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Board Director in connection with such adjudication (including, but not limited to, any appellate proceedings).

e.    With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Board Director. After notice from the Company to the Board Director of its election to assume the defense of a Proceeding, the Company will not be liable to the Board Director under this Exhibit for any Expenses subsequently incurred by the Board Director in connection with the defense thereof, other than as provided below.

f.    The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Board Director without the Board Director’s written consent. The Board Director shall have the right to employ his own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Board Director, unless (i) the employment of counsel by the Board Director has been authorized by the Company, (ii) the Board Director shall have reasonably concluded that there may be a conflict of interest between the Company and the Board Director in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a proceeding, in each of which cases the fees and expenses of the Board Director’s counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Board Director has reasonably concluded that there may be a conflict of interest between the Company and the Board Director.

g.    Board Director shall give the Company such information and cooperation as it may reasonably require and as shall be within Board Director’s power. Subject to Section 3, the Company shall not be liable to indemnify the Board Director under this Exhibit with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

6.    Limitations on Indemnification. Notwithstanding any provision in this Exhibit, the Company shall not be obligated under this Exhibit to make any indemnity in connection with any claim made against the Board Director:

a.    in connection with any Proceeding initiated or brought voluntarily by the Board Director and not by way of defense, unless (i) the Board authorized the Proceeding prior to its initiation or (ii) the Proceeding is to enforce indemnification rights under this Exhibit, the Articles, applicable law or otherwise and either (A) Board Director is successful in such Proceeding in establishing Board Director’s right, in whole or in part, to indemnification or advancement of Expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by this Exhibit) or (B) the court in such Proceeding shall determine that, despite Board Director’s failure to establish his right to indemnification, Board Director is entitled to indemnity for such expenses (in which case such indemnification or advancement shall be to the extent provided by such court);

b.    in connection with the Board Director preparing to serve or serving as a witness in voluntary cooperation with any non-governmental or non-regulatory party or entity who or which has threatened or commenced any action or proceeding against the Company, or any director, officer, employee, trustee, agent, representative, subsidiary, parent corporation or affiliate of the Company, but such indemnification may be provided by the Company if the Board finds it to be appropriate;

c.    for which payment has actually been made to the Board Director under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance policy;

d.    for an accounting of profits made from the purchase or sale by the Board Director of securities of the Company pursuant to the provisions of Section 16(b) of the Act or similar provisions of any federal, state or local statute or regulation;

e.    if a court of competent jurisdiction finally determines that such indemnification is unlawful;

f.    subject to the proviso in Section 6(a) hereof, in connection with any dispute or breach arising under any contract or similar obligation between the Company or any of its subsidiaries or affiliates and such Board Director.

7.    Insurance. To the extent the Company maintains a Directors & Officers liability insurance policy, the Board Director shall be covered to the fullest extent available for acts performed in the capacity of a director or while serving at the Company’s request for another enterprise. Such insurance shall provide for the advancement of defense costs in accordance with the indemnification provisions herein and shall be complementary to, and shall not limit, the Board Director’s rights to indemnification under this Agreement.

8.    Continuation of Indemnification. All Exhibits and obligations of the Company contained herein shall continue during the period that the Board Director is a director of the Company (or is or was serving at the request of the Company as an agent of another enterprise, foreign or domestic) and shall continue thereafter so long as the Board Director shall be subject to any Proceeding by reason of the fact that the Board Director is or was a director of the Company or is or was serving in any other capacity referred to in this Section 8. This Exhibit shall continue in effect regardless of whether the Board Director continues to serve as a director of the Company or as an agent of another enterprise at the Company’s request.

9.    Indemnification Hereunder Not Exclusive. The indemnification provided by this Exhibit shall not be deemed to be exclusive of any other rights to which the Board Director may be entitled under the Articles, Director Appointment Letter, any Exhibit, vote of shareholders or vote of Disinterested Directors, provisions of applicable law, or otherwise, both as to action or omission in the Board Director’s official capacity and as to action or omission in another capacity on behalf of the Company while holding such office.

10.  Exhibit To Serve. The Company acknowledges that it has entered into this Exhibit and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Board Director under the Articles, Director Appointment Letter or otherwise to induce Board Director to serve, or continue to serve, as a director of the Company, and the Company acknowledges that Board Director is relying upon this Exhibit in serving as a director of the Company.

11.    Interpretation of Exhibit. It is understood that the parties hereto intend this Exhibit to be interpreted and enforced so as to provide indemnification to Board Director to the fullest extent now or hereafter permitted by law.

12.    Subrogation. In the event of payment under this Exhibit, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Board Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights separate and distinct so that if any section, sentence, term or provision thereof shall be held to be invalid, unlawful or unenforceable for any reason, such invalidity, unlawfulness or unenforceability shall not affect the validity, lawfulness or enforceability of any other section, sentence, term or provision hereof.

13.    Savings Clause. If this Exhibit or any section, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Board Director as to any Expenses which are incurred with respect to any Proceeding to the fullest extent permitted by any (a) applicable section, sentence, term or provision of this Exhibit that has not been invalidated or (b) applicable law. To the extent required, any section, sentence, term or provision of this Exhibit may be modified by a court of competent jurisdiction to preserve its validity and to provide the Board Director with the broadest possible indemnification permitted under applicable law.